Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form N-1A of EA Series Trust, and to the use of our report dated August 25, 2022 on the financial statements and financial highlights of Blue Chip Fund, a series of shares of beneficial interest in Bridgeway Funds, Inc. Such financial statements and financial highlights appear in the June 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania

September 9, 2022